EXHIBIT 23(a)
                                                                   -------------


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Form S-8 Registration Statement relating to the registration of 300,000 shares under the 1996 Stock Option Plan for Nonemployee Directors of United Industrial Corporation of our report dated February 26, 1997, with respect to the consolidated financial statements of United Industrial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP


New York, New York
June 23, 1997